                                  EXHIBIT 21

                        Subsidiaries of the Registrant
                        ------------------------------



                                             State of     Percentage
Subsidiary                                 Incorporation   Ownership
----------                                 -------------  -----------
First Federal Savings Bank                 United States         100%

First State Corporation                    Alabama               100%

      Subsidiaries of First State
      Corporation:

        First State Bank of Bibb County    Alabama               100%

     The operations of the Company's subsidiaries are included in the Company's consolidated statements.